Exhibit 10.5

AMENDMENT
TO
OFFICE SPACE AND INDEMNIFICATION AGREEMENT

March 21, 2022

Reference is made to the Office Space and Indemnification Agreement (the “Agreement”), dated as of September 9, 2021, by and among SILVERspac Inc., a Cayman Islands exempted company (the “Company”), SILVERspac Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and Silverstein Properties LLC, a Delaware limited liability company (the “Provider”). The Company, the Sponsor and the Provider agree as follows:

A. Amendment to the Agreement. Pursuant to Section 6(b) of the Agreement, the first sentence of Section 1(b) of the Agreement is hereby deleted and replaced with the following: “In consideration of the access to the Office Space contemplated by Section 1(a) hereof, the Company agrees to pay the Provider or its designee(s) an annual fee payable in cash equal to $12,000 (the “Fee”).”

B. Waiver. The Provider hereby waives any and all prior payments due and payable to the Provider pursuant to the Agreement from September 9, 2021 to the date hereof.

C. No Other Amendments. Except as set forth in Part A above, all the terms and provisions of the Agreement shall continue in full force and effect.

D. Miscellaneous.

(a) Governing Law. Any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York.

(b) Counterparts. This Amendment to the Office Space and Indemnification Agreement among the Company, the Sponsor and the Provider (this “Amendment”) may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(c) Captions. The captions in this Amendment are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed as of the date set forth below.

SILVERSPAC INC.

By:	/s/ Charles Federman
	Name:	Charles Federman
	Title:	Chief Executive Officer and Director

SILVERSPAC SPONSOR LLC

By:	SILVERSPAC MANAGEMENT LLC

By:	/s/ Charles Federman
	Name:	Charles Federman
	Title:	Authorized Signatory

AGREED TO AND ACCEPTED BY:

SILVERSTEIN PROPERTIES LLC

By:	/s/ Nicholas Pazich
Name:	Nicholas Pazich
Title:	Executive Vice President and General Counsel

[Signature Page to Amendment to Office Space and Indemnification Agreement]